Exhibit 10.1
                                                                    ------------

                            AGREEMENT BY AND BETWEEN
                        City National Bank of New Jersey
                               Newark, New Jersey
                                       and
                         The Comptroller of the Currency

      City National Bank of New Jersey, Newark, New Jersey ("Bank") and the Comptroller of the Currency of the United States of America ("Comptroller") wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

      The Comptroller, through his National Bank Examiner, has examined the Bank and his/her findings are contained in the Report of Examination ("ROE") for the examination commenced on December 1, 2008. The Comptroller has found unsafe and unsound banking practices relating to asset quality and credit risk management at the Bank.

      In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors ("Board"), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

                                    Article I
                                  JURISDICTION
                                  ------------

      This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. ss.1818(b)(1).

      This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. ss.1818(e)(1) and 12 U.S.C. ss.1818(i)(2).

      This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. ss.5.51(c)(6)(ii). See 12 U.S.C. ss.1831i.

      This Agreement shall be construed to be a "written agreement" within the meaning of 12 U.S.C. ss.1818(u)(1)(A).

      All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

      Kristin A. Kiefer
      Assistant Deputy Comptroller
      New York Metro West Field Office
      343 Thornall Street, Suite 610
      Edison, New Jersey 08837

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                                   Article II
                              COMPLIANCE COMMITTEE
                              --------------------

      Within thirty (30) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least three (3) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term "affiliate" is defined in 12 U.S.C. ss.371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement.

      The Compliance Committee shall meet at least monthly.

      Within thirty days (30) of the appointment of the Compliance Committee and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

            (a) actions taken to comply with each Article of this Agreement;

            (b) the results and status of those actions; and

            (c) a description of the actions needed to achieve full compliance with each Article of this Agreement.

      The Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the Assistant Deputy Comptroller.

                                   Article III
                            LOAN PORTFOLIO MANAGEMENT
                            -------------------------

      (1) The Board shall, within ninety (90) days, develop, implement, and thereafter ensure Bank adherence to a written program to improve the Bank's loan portfolio management. The program shall include, but not be limited to:

            (a) procedures to ensure satisfactory and perfected collateral documentation;

            (b) an appraisal review process which includes the review and testing of assumptions;

            (c) procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current and satisfactory credit information;

            (d)   procedures   to  ensure   conformance   with   loan   approval
            requirements;

            (e) a system to track and analyze exceptions;

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            (f)  procedures  to  ensure  the  accuracy  of  internal  management information systems;

            (g) procedures to ensure loan files are maintained with the most current information;

            (h) procedures to ensure annual review of credit relationships above $500 thousand dollars;

            (i) a performance appraisal process, including performance appraisals and job descriptions which adequately consider their performance relative to policy compliance, documentation standards, accuracy in credit grading, and other loan administration matters; and

            (j) procedures to track and analyze concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank's loan and lease portfolios.

      (2) Upon completion, a copy of the program shall be forwarded to the Assistant Deputy Comptroller.

      (3) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to systems which provide for effective monitoring of:

            (a)  early  problem  loan   identification   to  assure  the  timely
            identification and rating of loans and leases based on lending officer submissions;

            (b) statistical records that will serve as a basis for identifying sources of problem loans and leases by industry, size, collateral, division, group, indirect dealer, and individual lending officer or any other relevant measure;

            (c) compliance with the Bank's lending policies and laws, rules, and regulations pertaining to the Bank's lending function;

            (d) adequacy of credit and collateral documentation; and

            (e) concentrations of credit.

      (4) Beginning June 30, 2009, on a quarterly basis  management will provide
the  Board  with  written  reports  including,   at  a  minimum,  the  following
information:

            (a) the identification, type, rating, and amount of problem loans and leases;

            (b) the identification and amount of delinquent loans and leases;

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            (c)  credit  and  collateral   documentation,   including  financial
            statement, exceptions;

            (d) the identification and status of credit related violations of law, rule or regulation;

            (e) the identity of the loan officer who originated each loan reported in accordance with subparagraphs (a) through (d) of this Article and Paragraph;

            (f) an analysis of concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank's loan and lease portfolios; and

            (g) the identification of loans and leases not in conformance with the Bank's lending and leasing policies, including applicable underwriting guidelines, and exceptions to the Bank's lending and leasing policies.

      (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program and systems developed pursuant to this Article.

                                   Article IV
                        CREDIT AND COLLATERAL EXCEPTIONS
                        --------------------------------

      (1) Within ninety (90) days, the Board shall obtain current and satisfactory credit information on all loans lacking such information, including those listed in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.

      (2) Effective immediately, the Bank may grant, extend, renew, alter or restructure any loan or other extension of credit only after:

            (a) documenting the specific reason or purpose for the extension of credit;

            (b) identifying the expected source of repayment in writing;

            (c) structuring the repayment terms to coincide with the expected source of repayment;

            (d)  obtaining  and  analyzing   current  and  satisfactory   credit
            information, including cash flow analysis, where loans are to be repaid from operations;

                        (i) Failure to obtain the information in (3)(d) shall require a majority of the full Board (or a delegated committee thereof) to certify in writing the specific reasons why obtaining and analyzing the information in (3)(d) would be detrimental to the best interests of the Bank.

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                        (ii)  A  copy  of  the  Board   certification  shall  be
                              maintained in the credit file of the affected borrower(s). The certification will be reviewed by this Office in subsequent examinations of the Bank; and

            (d) documenting, with adequate supporting material, the value of collateral and properly perfecting the Bank's lien on it where applicable.

                                    Article V
                                 LENDING POLICY
                                 --------------

      (1) Within ninety (90) days, the Board shall review and revise the Bank's written loan policy. In revising this policy, the Board shall refer to "Loan Portfolio Management" booklet of the Comptroller's Handbook. This policy shall
                                     -----------------------
incorporate, but not necessarily be limited to, the following:

            (a) a provision that current and satisfactory credit information will be obtained and maintained on each borrower;

            (b) maximum ratio of loan value to appraised value or acquisition costs of collateral securing the loan, which limits will not exceed supervisory loan-to-value limits;

            (c) distribution of loans by category;

            (d) guidelines and limitations on concentrations of credit;

            (e) a limitation on the type and size of loans that may be made by loan officers without prior approval by the Board or a committee established by the Board for this purpose;

            (f) measures to correct the deficiencies in the Bank's lending procedures noted in any Report of Examination including, but not limited to, participations, concentrations limits, and other real estate owned;

            (g) requirement that all credits which deviate from the Bank's normal course of business, including all credits which deviate from the Bank's written Loan Policy receive the prior approval of the Board, or a committee thereof;

            (h) guidelines for periodic review of the Bank's adherence to the revised lending policy; and

            (i) guidelines for the periodic aggregation and review of loans granted in exception to the loan policy.

      (2) Upon adoption, the policy shall be implemented, the Board shall thereafter ensure Bank adherence to the policy, and a copy of the policy shall be forwarded to the Assistant Deputy Comptroller for review.

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

      (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

                                   Article VI
                       ALLOWANCE FOR LOAN AND LEASE LOSSES
                       -----------------------------------

      (1) The Board shall enhance its methodology to ensure the adequacy of the Bank's Allowance for Loan and Lease Losses ("Allowance"). This methodology shall focus particular attention on, but not be limited to, the following factors:

            (a)  establishment of criteria for individual loan impairments under
            FAS  114  and  implement   into  the   Allowance   process  this  is
            inconsistent with the CRE SRC discussion);

            (b) establishment of separate FAS 5 pools for each risk rating category;

            (c) validation of the methodology by an independent third party; and

            (d) update the Allowance policy to include all items listed above.

      (2) Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

      (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                   Article VII
                                 INTERNAL AUDIT
                                 --------------

      (1) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to an independent, internal audit program sufficient to:

            (a)  detect   irregularities   and  weak  practices  in  the  Bank's
            operations;

            (b) determine the Bank's level of compliance with all applicable laws, rules and regulations;

            (c) adequately cover all areas; in particular a risk-based approach to OFAC and Bank Secrecy Act compliance that includes transactional testing and verification of data for higher-risk accounts or geographic areas of specific concern; and

            (d) establish an annual audit plan using a risk based approach sufficient to achieve these objectives.

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

      (2) As part of this audit program, the Board shall evaluate the audit reports of any party providing services to the Bank, and shall assess the impact on the Bank of any audit deficiencies cited in such reports.

      (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

      (4) The Board shall ensure that the audit function is supported by an adequately staffed department or outside firm, with respect to both the experience level and number of the individuals employed.

      (5) The Board, or a designated committee of the Board, shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of, and adherence to, the program developed pursuant to this Article.

      (6) Upon adoption, a copy of the internal audit program shall be promptly submitted to the Assistant Deputy Comptroller.

                                  Article VIII
                             CAPITAL AND PROFIT PLAN
                             -----------------------

      (1) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three year capital plan. The program shall include:

            (a) specific plans for the maintenance of adequate capital;

            (b) projections for growth and capital requirements based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

            (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

            (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

            (e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

            (f) a dividend policy that permits the declaration of a dividend only:

                        (i) when the Bank is in compliance with its approved capital program;

                        (ii) when the Bank is in compliance with 12 U.S.C. ss.ss. 56 and 60.

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

      (2) Within (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written profit plan to improve and sustain the earnings of the Bank. This plan shall include, at minimum, the following elements:

            (a) identification of the major areas in and means by which the Board will seek to improve the Bank's operating performance;

            (b) realistic and comprehensive budgets, including projected balance sheets and year-end income statements;

            (c) a budget review process to monitor both the Bank's income and expenses, and to compare actual figures with budgetary projections;

            (d) identification of the sources of funding, including limits on specific types of wholesale funding. The bank shall not exceed a maximum ten percent (10%) of brokered deposits to total deposits as per the bank's existing policy limit, except for CDRS deposits in existence on March 31, 2009, which, when combined with other brokered deposits, shall not exceed fifteen percent (15%) of total deposits. Any deviation from this limit must be presented in writing from the Board to the Assistant Deputy Comptroller for approval.

            (e) a description of the operating assumptions that form the basis for major projected income and expense components.

      (3) The budgets and related documents required in paragraph (2) above for 2009 shall be submitted to the Assistant Deputy Comptroller upon completion. The Board shall submit to the Assistant Deputy Comptroller annual budgets as described in paragraph (3) above for each year this Agreement remains in effect. The budget for each year shall be submitted on or before November 30, of the preceding year.

      (4) The Board shall forward comparisons of its balance sheet and profit and loss statement to the profit plan projections to the Assistant Deputy Comptroller on a quarterly basis.

      (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

                                   Article IX
                         CONSUMER COMPLIANCE/BSA PROGRAM
                         -------------------------------

      (1) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure adherence to a written consumer compliance/BSA program designed to ensure that the Bank is operating in compliance with all applicable consumer protection laws, rules and regulations. This program shall include, but not be limited to:

            (a) a written description of the duties and responsibilities of the compliance/BSA officer;

            (b) adequate internal controls to ensure compliance with consumer protection laws, rules, and regulations;

            (c) the education and training of all appropriate Bank personnel in the requirements of all federal and state consumer protection laws, rules and regulations; and

            (d) periodic reporting of the results of the consumer compliance review to the Board or a committee thereof.

      (2) The Board shall ensure that the program is supported by an adequately staffed department or outside firm, with respect to both the experience level and number of the individuals employed.

      (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

      (4) Upon adoption, a copy of the program shall be forwarded to the Assistant Deputy Comptroller for review.

                                    Article X
                            CONTINGENCY FUNDING PLAN
                            ------------------------

      (1) Within sixty (60) days of the date, the Board shall expand and document the bank's contingency funding plan (CFP). The plan shall provide for a coordinated strategy and, at a minimum, address:

            (a) identification of liquidity event triggers for CFP purposes;

            (b) crisis liquidity scenarios, including which funding sources would be available under various circumstances;

            (c) projected sources and uses under stressed scenarios. Management should identify and rank all prospective funding sources, both asset and liabilities, including all rate sensitive and insensitive funding as well as credit sensitive funding; and

            (d) estimated timeframes for accessing funds.

      (2) Upon adoption, a copy of the written plan shall be forwarded to the Assistant Deputy Comptroller for review.

      (3) The Board, or a committee thereof, shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

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                                   Article XI
                                     CLOSING
                                     -------

      Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

      It is expressly and clearly understood that if, at any: time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

      Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

      The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

      This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. ss.1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. ss.1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller's exercise of his supervisory responsibilities. The terms of this
Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

      IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set her hand on behalf of the Comptroller.


/Kristin A. Kiefer/                         June 29, 2009
-----------------------------------         ------------------------------------
Kristin A. Kiefer                           Date
Assistant Deputy Comptroller
New York Metro West

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IN TESTIMONY WHEREOF,  the undersigned,  as the duly elected and acting Board of
Directors of the Bank, have hereunto set their hands on behalf of the Bank.


-----------------------------------         ------------------------------------
Douglas Anderson                            Date

/Barbara Bell Coleman/                      June 29, 2009
-----------------------------------         ------------------------------------
Barbara Bell Coleman                        Date

/Eugene Giscombe/                           June 29, 2009
-----------------------------------         ------------------------------------
Eugene Giscombe                             Date

/Louis Prezeau/                             June 29, 2009
-----------------------------------         ------------------------------------
Louis Prezeau                               Date

/Lemar Whigham/                             June 29, 2009
-----------------------------------         ------------------------------------
Lemar Whigham                               Date

/H. O'Niel Williams/                        June 29, 2009
-----------------------------------         ------------------------------------
H. O'Niel Williams                          Date







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